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[LOGO] Metlife                                VARIABLE ANNUITY APPLICATION                       SEND APPLICATION AND CHECK TO:

Home Office Address (no correspondence)                                                    FIRST METLIFE INVESTORS INSURANCE COMPANY
200 Park Avenue New York, NY 10166

                                                                 Policy Service Office: P.O. Box 10366 . Des Moines, Iowa 50306-0366
                                              For Express Mail Only . 4700 Westown Parkway Ste. 200 . West Des Moines, IA 50266-2266

First MetLife Investors Variable Annuity Simple Solutions                                        FOR ASSISTANCE CALL: THE SALES DESK

1. ANNUITANT

                                                                    Social
________________________________________________________________    Security Number _____________ -- _____________ -- ______________
Name            (First)         (Middle)     (Last)

________________________________________________________________    Sex  [_] M [_] F    Date of Birth __________/_________/_________
Address  (Street - No P.O. Box)   (City)    (State)     (Zip)
                                                                    Phone (_____) ______________ Email _____________________________

2.   OWNER (COMPLETE ONLY IF DIFFERENT THAN ANNUITANT. IF OWNER IS A TRUST, PLEASE COMPLETE FORM 7233, THE TRUSTEE CERTIFICATION
     FORM AND RETURN IT WITH THIS APPLICATION.)

Correspondence is sent to the Owner.

                                                                    Social
________________________________________________________________    Security/Tax ID Number ___________ -- ___________ -- ___________
Name            (First)         (Middle)     (Last)

[_] Address is same as Annuitant                                    Sex  [_] M [_] F    Date of Birth __________/_________/_________

________________________________________________________________
Address  (Street - No P.O. Box)   (City)    (State)     (Zip)       Phone (_____) ______________ Email _____________________________

3. JOINT OWNER

                                                                    Social
________________________________________________________________    Security Number _____________ -- _____________ -- ______________
Name            (First)         (Middle)     (Last)

Address is same as [_] Annuitant [_] Owner                          Relationship to Owner __________________________________________

________________________________________________________________    Sex  [_] M [_] F    Date of Birth __________/_________/_________
Address  (Street - No P.O. Box)   (City)    (State)     (Zip)
                                                                    Phone (_____) ______________ Email _____________________________
4. BENEFICIARY

Show full name(s), address(es), relationship to Owner, Social Security Number(s), and percentage each is to receive. Use the Special
Requests section if additional space is needed. UNLESS SPECIFIED OTHERWISE IN THE SPECIAL REQUESTS SECTION, IF JOINT OWNERS ARE
NAMED, UPON THE DEATH OF EITHER JOINT OWNER, THE SURVIVING JOINT OWNER WILL BE THE PRIMARY BENEFICIARY, AND THE BENEFICIARIES LISTED
BELOW WILL BE CONSIDERED CONTINGENT BENEFICIARIES. FOR CUSTODIAN OWNED CONTRACTS, CONTINGENT BENEFICIARY MUST BE SPOUSE IF ELECTING
JOINT LIFE LWG OPTION (IF AVAILABLE).

                                                                /  /                               --   --
____________________________________________________________________________________________________________________________________
Primary Name                     Relationship               Date of Birth                   Social Security Number              %

                                                                /  /                               --   --
____________________________________________________________________________________________________________________________________
Primary Name                     Relationship               Date of Birth                   Social Security Number              %

                                                                /  /                               --   --
____________________________________________________________________________________________________________________________________
Contingent Name                  Relationship               Date of Birth                   Social Security Number              %

                                                                /  /                               --   --
____________________________________________________________________________________________________________________________________
Contingent Name                  Relationship               Date of Birth                   Social Security Number              %

ANNUITY PAYMENTS AND TERMINATION VALUES PROVIDED BY THIS CONTRACT, WHEN BASED ON THE INVESTMENT EXPERIENCE OF THE SEPARATE ACCOUNT,
ARE VARIABLE, MAY INCREASE OR DECREASE, AND ARE NOT GUARANTEED AS TO FIXED DOLLAR AMOUNT.

5. PLAN TYPE                                                                       6. PURCHASE PAYMENT

INDICATE ONLY HOW CONTRACT IS TO BE ISSUED.                                        Funding Source of Purchase Payment
                                                                                   ----------------------------------
.. NON-QUALIFIED.........  [_]                                                      [_] 1035 Exchange   [_] Check   [_] Wire

.. QUALIFIED                                                                        Initial Purchase
  TRADITIONAL IRA*......  [_] Transfer [_] Rollover [_] Contribution - Year ____   Payment $
                                                                                             -----------------------------------
.. QUALIFIED SEP IRA*....  [_] Transfer [_] Rollover [_] Contribution - Year ____             Make Check Payable to First MetLife
                                                                                                             Investors
.. QUALIFIED ROTH IRA*...  [_] Transfer [_] Rollover [_] Contribution - Year ____
                                                                                   (Estimate dollar amount for 1035 exchanges,
                                                                                   transfers, rollovers, etc.)

                                                                                   Minimum Initial Purchase Payment:
*THE ANNUITANT AND OWNER MUST BE THE SAME PERSON.                                  $5,000 Non-Qual./Qual.
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7. BENEFIT RIDER

LIVING BENEFIT RIDER: You must select one of the following Riders. This rider must be chosen at time of application and can not be changed. If no election is made, the Single Life option will apply.

[_]  Single Life - Lifetime Withdrawal Guarantee (LWG) (III)

[_]  Joint Life - Lifetime Withdrawal Guarantee (LWG) (III)

(FOR CUSTODIAN OWNED CONTRACTS, IF JOINT LIFE LWG IS ELECTED, IF AVAILABLE, BENEFICIARY SECTION MUST BE COMPLETED.)

8. PURCHASE PAYMENT ALLOCATION

Complete below for your initial Purchase Payment Allocation. Choose from the portfolios listed below. Indicate the percentage each portfolio should receive. Allocations must be whole percentages and total 100%.

American Funds Balanced Allocation Portfolio              ______%                    BlackRock Money Market Portfolio        ______%
American Funds Moderate Allocation Portfolio              ______%
MetLife Defensive Strategy Portfolio                      ______%

                                                    TOTAL MUST EQUAL 100% ______%

9. SYSTEMATIC WITHDRAWALS (OPTIONAL)

Do Not Complete for Required Minimum Distributions (RMDs) - Use Separate RMD Form Provided or Contact Annuity Service Office.

START MY WITHDRAWAL PAYMENTS: [_] At Issue (read and complete sections A and B below). If not checked, I will contact the Annuity
Service Office when I am ready to start distributions.

A) I authorize withdrawal payments from my Account Value to commence as indicated below.

IMPORTANT: PLEASE REVIEW YOUR CONTRACT AND/OR PROSPECTUS FOR DETAILED INFORMATION REGARDING EARLY WITHDRAWAL PENALTIES AND OTHER
WITHDRAWAL PROVISIONS. IF YOU MAKE ANY WITHDRAWALS PRIOR TO AGE 59 1/2, WE WILL NOT MAKE PAYMENTS TO YOU OVER YOUR LIFETIME UNDER
THE LIFETIME WITHDRAWAL GUARANTEE (LWG) (III) RIDER.

     CHOOSE ONE:

     [_]  100% of the current Annual Benefit Payment amount allowed under the LWG rider. THIS WITHDRAWAL AMOUNT WILL ONLY CHANGE AS
          A RESULT OF AUTOMATIC STEP-UPS/RESETS UNDER THE TERMS OF THE LWG RIDER AND NOT AS A RESULT OF INCREASES DUE TO ADDED
          PURCHASE PAYMENTS.

     [_]  $ _________ Taken pro-rata from the active investment portfolios. CUMULATIVE WITHDRAWALS TAKEN UNDER THE LWG RIDER THAT
          EXCEED THE ANNUAL BENEFIT PAYMENT IN ANY CONTRACT YEAR MAY SIGNIFICANTLY REDUCE THE VALUE OF THE LWG BENEFIT.

FREQUENCY OF WITHDRAWAL PAYMENTS: [_] Monthly [_] Quarterly

B) IMPORTANT TAX INFORMATION: Withdrawals will not be taxed under special exclusion ratio rules applicable to annuity payments. A
10% Federal tax penalty may be assessed against taxable amounts withdrawn if the Owner is under age 59 1/2. You should consult your tax advisor regarding your personal situation. If no selection is made below, the Company will withhold the minimum amount required by the IRS. If applicable, a State Income Tax election will be made as elected below for Federal Income Tax withholding.

     Choose one: [_]  Do not withhold Federal Income Taxes [_]  Withhold $___________ or _____%.

C) PAYMENTS: Payments will be made to the owner. When completed below I wish to utilize Electronic Funds Transfer in the processing of my Systematic Withdrawal. When receiving funds via Electronic Funds Transfer, it may take up to three business days for the funds to appear in your bank/brokerage account.


---------------------------------------------------         ------------------------------------------------------------------------
Bank/Brokerage Name                                         Address

                                                                                         [_] Checking (please attach a voided check)
---------------------------------------------------         ----------------------------
Account Number                                              ABA Routing Number           [_] Savings


10. SPECIAL REQUESTS







11. REPLACEMENTS

Does the applicant have any existing life insurance policies or annuity contracts? [_] Yes [_] No

Is this annuity being purchased to replace any existing life insurance or annuity policy(ies)? [_] Yes [_] No

If "Yes," applicable disclosure and replacement forms must be attached.
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12. METLIFE EDELIVERY(R)

I authorize MetLife to send documents electronically regarding my variable annuity and other insurance contracts issued by MetLife or its affiliates. I have received, read and agree to the terms of the MetLife eDelivery(R) Disclosure Agreement, which contains important information concerning this service. Election of this option will mean that no underlying fund prospectuses are required to be received by you prior to submitting this application as they will be delivered electronically instead. If this option is elected, I have provided my email address on page 1. [_] Yes [_] No

13. ACKNOWLEDGEMENT AND AUTHORIZATION

I (We) agree that the above information and statements and those made on all pages of this application are true and correct to the best of my (our) knowledge and belief and are made as the basis of my (our) application. I (We) acknowledge receipt of the current prospectus of First MetLife Investors Variable Annuity Account One. PAYMENTS AND VALUES PROVIDED BY THE CONTRACT FOR WHICH APPLICATION IS MADE ARE VARIABLE AND ARE NOT GUARANTEED AS TO DOLLAR AMOUNT.

I understand there is no additional tax benefit obtained by funding an IRA with a variable annuity.

I FURTHER ACKNOWLEDGE THAT I HAVE RECEIVED METLIFE'S CUSTOMER PRIVACY NOTICE.


--------------------------------------------------------------------------------
           (OWNER SIGNATURE & TITLE, ANNUITANT UNLESS OTHERWISE NOTED)


--------------------------------------------------------------------------------
                         (JOINT OWNER SIGNATURE & TITLE)


--------------------------------------------------------------------------------
                  (SIGNATURE OF ANNUITANT IF OTHER THAN OWNER)

Signed at
          ----------------------------------------------------------------------
                              (City)                (State)

Date
     ---------------------------------------------------------------------------

14. AGENT'S REPORT

The information provided by the applicant has been truly and accurately recorded. I have reviewed the financial situation of the Proposed Owner as disclosed, and believe that a multifunded annuity contract would be suitable.

Does the applicant have any existing life insurance policies [_] Yes [_] No or annuity contracts?

Is this annuity being purchased to replace any existing life [_] Yes [_] No insurance or annuity policy(ies)?

If "Yes," applicable disclosure and replacement forms must be attached.


--------------------------------------------------------------------------------
                                AGENT'S SIGNATURE


--------------------------------------------------------------------------------
                                      Phone


--------------------------------------------------------------------------------
                             Agent's Name and Number


--------------------------------------------------------------------------------
                            Name and Address of Firm


--------------------------------------------------------------------------------
                    State License ID Number (Required for FL)


--------------------------------------------------------------------------------
                              Client Account Number

Home Office Program Information:
--------------------------------
Select one. Once selected, the option cannot be changed. Option A
_________________ Option B _________________ Option C _________________

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                                                                       JULY 2009

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